Exhibit 99.1

News Release

TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077

For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990

FOR IMMEDIATE RELEASE

Transaction Systems Architects Reports Financial Results for
Fourth Quarter and Fiscal 2005

(OMAHA, Neb. — October 25, 2005) — Transaction Systems Architects, Inc. (Nasdaq: TSAI), today announced financial results for its fourth quarter and fiscal year ended September 30, 2005. Results for the quarter include revenues of $79.0 million, operating income of $11.1 million, net income of $9.1 million, diluted earnings per share of $0.24, and operating cash flow of $4.8 million. Results for the full year include revenues of $313.2 million, operating income of $64.5 million, net income of $43.2 million, diluted earnings per share of $1.12, and operating cash flow of $53.2 million. The Company will hold a conference call at 5:00 p.m. EDT today (4:00 p.m. CDT) to discuss this information. Interested persons may access a real-time audio broadcast of the teleconference at: www.tsainc.com/investors.
Highlights -
•	Revenues of $79.0 million versus $69.7 million, a 13 percent increase over the fourth quarter of fiscal 2004
•	Diluted earnings per share of $0.24, which included special restructuring charges of $.02 per share, versus $0.26 per share, an 8 percent decrease from the fourth quarter of fiscal 2004
•	Twelve-month revenue backlog of $242.6 million versus $229.6 million, a 6 percent increase over the fourth quarter of fiscal 2004
•	Signed 12 new customers and 24 new applications during the fourth quarter
•	Signed 18 capacity upgrades over $100 thousand during the fourth quarter
•	Fiscal 2005 revenues of $313.2 million versus $292.8 million, a 7 percent increase over fiscal year 2004
•
Diluted earnings per share of $1.12, which included special charges of $.02 per share, for fiscal 2005 versus $1.23 per share, which included a net one-time tax benefit of $0.28 per diluted share, for fiscal 2004

•	Closed acquisition of S2 Systems, Inc. on July 29, 2005
•	Announced combination of business units on October 5, 2005
•	Initiating fiscal 2006 guidance:
o	Revenues range of $340.0 million to $358.0 million
o	Fully diluted earnings per share range of $1.32 to $1.46

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"We had broad success across all geographies and several product lines in the fourth quarter," said Philip G. Heasley, CEO. "We were pleased to add 12 new customers to the TSA family, and the fact that we signed 18 capacity upgrades during the quarter is evidence of continued growth in the market and our customers’ systems. We closed significant business in the fraud detection, payments engine and settlement arenas during the quarter. In addition, we closed the S2 Systems acquisition and, subsequent to the closing of the fourth quarter, announced that we are restructuring our business to create more focus and efficiency. Our market position remains strong, and we look forward to continued success in fiscal 2006.”

Fourth Quarter Results

The Company signed 12 new customers during the fourth quarter.

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ACI Worldwide added seven new customers. Highlights within the ACI Worldwide business unit include the licensing of BASE24-es™ by a major systems integrator for a managed services offering in Northern Europe; the licensing of WINPAY24™ by a top 100 U.S. retailer; the licensing of 18 capacity upgrades over $100 thousand, which included licenses by a top 20 world bank, one of the top five U.S. credit card issuers and the largest bank in India; and new applications with 17 existing customers, including the licensing of ACI Proactive Risk Manager™ by a top 10 world bank to support a large, private label credit card portfolio, the licensing of ACI Payments Manager™ by a top 10 U.S. bank to consolidate multiple legacy settlement systems, the licensing of eCourier™ by one of the key U.S. equity index reporting services, and licenses of the Automated Key Distribution System (AKDS) by several financial institutions.

•
Insession Technologies added five customers and licensed seven new applications to existing customers. Demand for Insession’s transactional data management and web security products continued to be strong, and the unit signed a significant Workpoint® OEM license with one of the leading Internet security firms.

•	IntraNet Worldwide signed a five-year extension with a top 20 U.S. bank and licensed additional transaction capacity to a top 20 world bank.

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Revenue detail for the quarter is as follows: the Americas' revenues were $42.4 million, as compared to $38.7 million for the fourth quarter of fiscal 2004. The Americas' revenues consisted of U.S. revenues of $29.8 million and Americas' international revenues of $12.6 million, as compared to $29.3 million and $9.4 million, respectively, for the same period last year. Revenues for the Europe/Middle East/Africa region were $26.1 million, as compared to $22.2 million for the fourth quarter of fiscal 2004. Asia-Pacific's revenues were $10.5 million, as compared to $8.8 million for the fourth quarter of 2004. Total international revenues were $49.2 million, or 62 percent of total revenues, as compared to $40.4 million, or 58 percent of total revenues, for the fourth quarter of fiscal 2004.

Revenues were comprised of software license fees of $40.0 million, maintenance fees of $23.8 million and services of $15.2 million. Monthly license fees of $18.1 million, maintenance fees of $23.8 million and $3.0 million of services (facilities management fees) represent recurring revenue.

Operating expenses were $67.9 million, as compared to $57.4 million for the fourth quarter of fiscal 2004. Operating expenses for the fourth quarter of fiscal 2005 include approximately $3.8 million in S2 related expenses, $2.5 million in sales commissions and related selling expenses on strong fourth quarter sales, approximately $1.2 million in special charges from the reorganization of the Company’s business units and approximately $0.9 million for Sarbanes-Oxley compliance and other corporate initiatives.

Operating income was $11.1 million, with an operating margin of 14.1 percent. This compared to operating income of $12.3 million, with an operating margin of 17.6 percent, for the same period last year. Net income was $9.1 million, or $0.24 per diluted share, compared to $10.0 million, or $0.26 per diluted share in the fourth quarter of fiscal 2004.

The Company’s effective tax rate for the fourth quarter was 23.4 percent, which reflects a downward adjustment of the annual rate from 37 percent to 34.6 percent.

Operating cash flow was $4.8 million compared to operating cash flow of $13.4 million in the fourth quarter of fiscal 2004. This reduction is primarily a result of the timing of cash collections and the cash effect of the initial integration of the S2 acquisition.

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During the quarter, the Company repurchased 156,154 shares of its common stock for approximately $4.1 million. Through September 30, 2005, the Company has repurchased a total of approximately 1.5 million shares for approximately $33.3 million. Total shares outstanding were 37.4 million as of September 30, 2005. The Company's cash, cash equivalents and marketable securities as of September 30, 2005, were $156.5 million.

Full-Year Results

Revenues for the fiscal year totaled $313.2 million, as compared to $292.8 million for fiscal 2004, an increase of seven percent. Operating income was $64.5 million, as compared to $54.8 million last year, an increase of 18 percent. Net income was $43.2 million, or $1.12 per diluted share, compared to $46.7 million, or $1.23 per diluted share for fiscal 2004, which included a net, one-time tax benefit of $10.6 million, or $.28 per diluted share. Operating cash flow was $53.2 million, as compared to $58.1 million last year, a decrease of eight percent.

As of September 30, 2005, the Company's backlog totaled $242.6 million, up six percent from $229.6 million last year. The recurring portion of backlog, which includes monthly license fees, maintenance fees and facilities management fees, amounted to $173.8 million. The non-recurring portion of backlog, which totaled $68.8 million, includes other software license fees and services.

The Company announced on July 29, 2005 that it had closed its acquisition of S2 Systems, Inc., a global provider of electronic payments and network connectivity software. Subsequent to the end of the fourth quarter, the Company announced that it was combining its three business units into one operating unit to create more market focus, better operating efficiency and improved strategic acquisition integration.

The Company is initiating fiscal 2006 guidance including revenues of $340.0 million to $358.0 million, and fully diluted earnings per share of $1.32 to $1.46.

“We believe that TSA is well-positioned for fiscal 2006 and beyond,” added Heasley. “The Company has excellent sales momentum, we continue to invest in market-leading solutions for converging electronic payments, and our worldwide distribution channel is second to none in our

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market. We look forward to capitalizing on the opportunities ahead of us in the expanding electronic payments market.”

About Transaction Systems Architects, Inc.

The Company's software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. The Company's solutions are used on more than 1,965 product systems in 84 countries on six continents.

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Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may included words or phrases such as the Company “believes,”“expects,”“looks forward to,” and words and phrases of similar impact, and include but are not limited to statements regarding future operations, business strategy and business environment. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements regarding the:

•	Company’s expectation of continued growth in the market and our customers’ systems

•	Company’s belief that the Company is well-positioned for fiscal 2006 and beyond

•	Company looking forward to capitalization of the opportunities ahead of us

•	Amount of the Company’s recurring and non-recurring backlog

•	Company’s expectation that combining its three business units will create more market focus, better operating efficiency and improved strategic acquisition integration

•	Company's revenues and EPS estimates for fiscal 2006

Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements after the date of this release.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in the Company’s filings with the Securities and Exchange Commission. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K filed on December 14, 2004, the Company’s Form 10-Q/A filed on February 18, 2005, the Company’s Form 10-Q filed on May 10, 2005, the Company’s Form 10-Q filed on August 9, 2005 and specifically the sections entitled “Factors That May Affect the Company's Future Results or the Market Price of the Company's Common Stock” in both the Form 10-K and Form 10-Qs, the Company’s Form 8-K filed July 1, 2005 and the Company’s Form 8-K filed October 7, 2005.

The risks identified in the Company’s filings with the Securities and Exchange Commission include:

•	Risks inherent in making an estimate of the Company's backlog which involves substantial judgment and estimates

•	Risks associated with tax positions taken by the Company which require substantial judgment and with which taxing authorities may not agree

•	Risks associated with the Company's concentration of business in the financial services industry

•	Risks associated with fluctuations in quarterly operating results and resulting stock price volatility

•	Risks associated with conducting international operations

•	Risks associated with acts of terrorism or war

•	Risks regarding the Company’s new BASE24-es product

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•	Risks associated with the Company's dependence on its BASE24 solution

•	Risks associated with the Company's dependence on the licensing of software products that operate on Hewlett-Packard NonStop servers

•	Risks associated with the complexity of the Company’s software products

•
Risks associated with the Company's acquisition of new products and services or enhancement of existing products and services through acquisitions of other companies, product lines, technologies and personnel, or through investments in other companies

•	Risks associated with the acquisition of S2 Systems, Inc.

•	Risks associated with the Company's ability to protect its proprietary rights

•	Risks associated with litigation in the software industry regarding intellectual property rights

•
Risks associated with various lawsuits against the Company, including the lawsuits filed against the Company and certain directors and officers relating to its restatement of prior consolidated financial results, including the adequacy of insurance coverage and the possibility of additional litigation

•	Risks associated with the Company's compliance with Section 404 of the Sarbanes-Oxley Act of 2002

•	Risks associated with the new accounting standards, or revised interpretations or guidance regarding existing standards

•	Risks associated with the announced restructuring of the Company’s organization

FINANCIAL HIGHLIGHTS TO FOLLOW

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TRANSACTION SYSTEMS ARCHITECTS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	September 30,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$83,693	$134,198
Marketable securities	72,819	35,434
Billed receivables, net	63,530	44,487
Accrued receivables	5,535	11,206
Recoverable income taxes	3,474	11,524
Deferred income taxes, net	-	230
Other	13,009	6,901
Total current assets	242,060	243,980

Property and equipment, net	9,089	8,251
Software, net	4,930	1,454
Goodwill	66,169	46,706
Other intangible assets, net	13,573	618
Deferred income taxes, net	25,691	22,943
Other	3,123	1,506
Total assets	$364,635	$325,458

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of debt - financing agreements	$2,165	$7,027
Accounts payable	9,521	6,974
Accrued employee compensation	19,296	13,354
Deferred income taxes, net	1,255	-
Deferred revenue	81,374	82,647
Accrued and other liabilities	11,662	9,890
Total current liabilities	125,273	119,892

Debt - financing agreements	154	2,327
Deferred revenue	20,450	15,427
Other	1,640	851
Total liabilities	147,517	138,497

Stockholders' equity:
Common stock	202	196
Treasury stock, at cost	(68,596)	(35,258)
Additional paid-in capital	274,344	254,715
Retained earnings (accumulated deficit)	20,329	(22,917)
Accumulated other comprehensive loss, net	(9,161)	(9,775)
Total stockholders' equity	217,118	186,961
Total liabilities and stockholders' equity	$364,635	$325,458

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TRANSACTION SYSTEMS ARCHITECTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unauditied and in thousands, except per share amounts)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues:
Software license fees	$40,007	$36,240	$168,422	$157,402
Maintenance fees	23,834	21,714	93,501	88,484
Services	15,161	11,754	51,314	46,898
Total revenues	79,002	69,708	313,237	292,784

Expenses:
Cost of software license fees	6,450	5,888	24,620	24,996
Cost of maintenance and services	18,411	14,272	60,167	57,380
Research and development	9,620	9,699	39,462	38,007
Selling and marketing	18,216	15,162	65,068	61,109
General and administrative	15,164	12,422	59,465	56,478
Total expenses	67,861	57,443	248,782	237,970
Operating income	11,141	12,265	64,455	54,814

Other income (expense):
Interest income	1,116	536	3,843	1,762
Interest expense	(103)	(239)	(510)	(1,435
Other, net	(236)	(775)	(1,681)	2,294
Total other income (expense)	777	(478)	1,652	2,621
Income before income taxes	11,918	11,787	66,107	57,435
Income tax provision	(2,783)	(1,781)	(22,861)	(10,750
Net income	$9,135	$10,006	$43,246	$46,685

Earnings per share information:
Weighted average shares outstanding:
Basic	37,256	37,499	$37,682	37,001
Diluted	38,174	38,285	$38,501	38,076

Earnings per share:
Basic	$0.25	$0.27	$1.15	$1.26
Diluted	$0.24	$0.26	$1.12	$1.23

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